Exhibit 99.1

Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Second Quarter 2022 Results
New York City, NY – July 29, 2022 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended June 30, 2022.
Reported GAAP net income (loss) of $(25.7) million or $(0.43) per diluted share for the three months ended June 30, 2022 compared to $(22.5) million or $(0.99) per diluted share for the three months ended March 31, 2022. Fully converted(1) GAAP net income (loss) of $(25.7) million or $(0.34) per diluted share for the three months ended June 30, 2022 compared to $(22.5) million or $(0.30) per diluted share for the three months ended March 31, 2022.
Reported Distributable Earnings (a non-GAAP financial measure) of $30.7 million or $0.29 per fully converted share(1) for the three months ended June 30, 2022 compared to $12.1 million or $0.08 per fully converted share(1) for the three months ended March 31, 2022.
Reported Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure) of $24.8 million or $0.22 per fully converted share(1) for the three months ended June 30, 2022 compared to $40.1 million or $0.39 per fully converted share(1) for the three months ended March 31, 2022.
Second Quarter 2022 Summary
•Produced a second quarter GAAP ROE of (8.3)% and a Distributable Earnings ROE of 7.0%
•Book value of $15.81 per fully converted share(1)
•Declared second quarter common stock cash dividend of $0.355 representing an 9.0% yield on book value
•Core portfolio ended the quarter at $5.3 billion of principal balance
•Closed an $803 million managed Commercial Real Estate Collateralized Loan Obligation (“FL9 CRE CLO”) with a two-year re-investment period, initial advance rate of 83.5% and a weighted average interest rate of SOFR+2.80% before accounting for discount and transaction costs
•Fair market value of the residential adjustable-rate mortgage (“ARM”) portfolio was $270.4 million compared to $1.9 billion at March 31, 2022
•Recognized provision for credit losses of $32.5 million, inclusive of a credit loss provision of $28.4 million specific to one loan
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “The second quarter was a transitional quarter for FBRT, which was consistent with our expectations. Our performance was also negatively affected by certain one-time events. Now that we have nearly completed the divestiture of our residential ARM securities, our complete focus is on our core commercial real estate strategy. In the quarter, we produced a distributable earnings ROE of 7.0% despite continued challenging market conditions and are moving into the third quarter with a strong balance sheet and ample liquidity. We expect to have a fully-optimized portfolio in the fourth quarter. Looking forward, we expect our returns to be more in-line with our historical performance.”
Further commenting on our results, Michael Comparato, Head of Commercial Real Estate of BSP, added, “We grew our commercial real estate portfolio to approximately $5.3 billion this quarter, bringing FBRT closer to our target stabilized core portfolio of $6.2 billion. The second quarter saw a decline in transactional volume across the commercial lending market and we continue to witness the repricing of assets, most notably in multifamily and industrial sectors. We issued our 9th CLO this quarter, and while the economics were not as accretive as our last several CLO's, it was a proactive step toward strengthening our balance sheet and clearing our warehouse facilities giving us additional flexibility to originate attractive investments going into the third quarter.”
Portfolio and Investment Activity
Core portfolio: For the quarter ended June 30, 2022, we closed $1.0 billion of loan commitments, funded $907 million of principal balance on new and existing loans and received loan repayments of $217 million. This activity resulted in

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

net core portfolio growth of $690 million. Our core portfolio at the end of the quarter had 174 loans with an aggregate principal balance of approximately $5.3 billion. The average loan size was $30 million. Over 99% of our aggregate principal balance is in senior mortgage loans with approximately 98% in floating rate loans. When looking at the sector composition of our portfolio, approximately 75% is collateralized by multifamily properties. As of June 30, 2022, we had two non-performing loans.
Residential ARM portfolio: As of June 30, 2022, the value of the Company’s residential ARM Agency Securities portfolio was $270.4 million. The reduction in the value of this portfolio in the second quarter is due in part to (i) $115 million of principal paydowns and (ii) $1.6 billion of sales. During that period, the Company experienced trading losses net of derivatives of $15.5 million related to these assets.
Conduit: For the quarter ended June 30, 2022, the Company closed $186 million of fixed rate loans that we sold or plan to sell through our conduit program. For the same period, we sold $162 million of conduit loans for a gain of $2.5 million net of realized derivatives.
Asset CECL Provision: As of June 30, 2022, the Company had two loans with a total amortized cost basis of $167.7 million designated as non-performing. For one of these loans, the Company recognized a credit loss provision of $28.4 million during the quarter ended June 30, 2022. The Company provided details regarding this loan in its Form 8-K filed with the SEC today in connection with this earnings press release.
Financing: On June 29, 2022, the Company closed an $803 million managed CRE CLO. The FL9 CRE CLO featured a two-year reinvestment period with an initial advance rate of 83.5% and a weighted average interest rate of SOFR+2.80% before accounting for discount and transaction costs.
Book Value
As of June 30, 2022, book value was $15.81 per fully converted common share(1).
Advisor Purchase Program
During the quarter, Benefit Street Partners L.L.C. (the “Advisor”), the Company’s external manager, purchased 1,794,505 shares of the Company’s common stock for an aggregate of $24.9 million at an average gross price of $13.89 per share, inclusive of any broker’s fees or commissions, under the $35 million open market share purchase program that the Advisor agreed to implement in connection with the Company’s acquisition of Capstead Mortgage Corporation ("Capstead"). Subsequent to quarter end, from July 1, 2022 through July 8, 2022, the Advisor purchased an aggregate of 190,199 additional shares of the Company’s common stock for an aggregate of $2.5 million at an average price of $13.33 per share, inclusive of any broker’s fees or commissions, leaving no remaining balance under the Advisor’s program.
Company Repurchase Program
The Company’s board of directors has authorized a $65 million share repurchase program that became operative following the conclusion of the Advisor’s program. No shares were repurchased under this program during the quarter or subsequent to quarter-end.
Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over our expected useful life of our CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMS, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash incentive fees, (vi) certain other non-cash items, (vii) loan workout expenses the Company deems likely to recover and non-recurring in nature, and (viii) impairments of non-financial assets related to the Capstead merger. Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading gain/loss and derivative gain/loss on residential adjustable-rate mortgage securities.
We believe that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to our GAAP results. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, overtime, Distributable Earnings has been an indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is one of the performance metrics we consider when declaring our dividends. We believe

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of our core businesses, net of the impacts of the trading and derivative gain/loss on the residential adjustable-rate mortgage securities we acquired from Capstead that we are currently in the process of liquidating from our portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). Our methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.
Supplemental Information
The Company has published a supplemental earnings presentation for the quarter ended June 30, 2022 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Friday, July 29, 2022 at 8:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10169273/f3aee6b40f. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=EBSJYP8A. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of June 30, 2022, FBRT had over $6.3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the continuing adverse effect of the current COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, its borrowers, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences of the virus and its variants, the speed, effectiveness and adoption of vaccine (including boosters) and treatment developments and the direct and indirect economic effects of the pandemic and containment measures, among others.
Our forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Cash and cash equivalents	$445,812	$154,929
Restricted cash	11,354	13,270
Commercial mortgage loans, held for investment, net of allowance of $47,025 and $15,827 as of June 30, 2022 and December 31, 2021, respectively	5,182,535	4,211,061
Commercial mortgage loans, held for sale, measured at fair value	129,275	34,718
Real estate securities, trading, measured at fair value	270,381	4,566,871
Derivative instruments, measured at fair value	2,622	436
Other real estate investments, measured at fair value	—	2,074
Receivable for loan repayment (1)	44,729	252,351
Accrued interest receivable	22,899	30,109
Prepaid expenses and other assets	14,697	13,595
Intangible lease asset, net of amortization	47,033	48,472
Real estate owned, net of depreciation	88,897	90,048
Cash collateral receivable from derivative counterparties	1,672	56,767
Total assets	$6,261,906	$9,474,701
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,203,577	$2,162,190
Repurchase agreements - commercial mortgage loans	832,034	1,019,600
Repurchase agreements - real estate securities	293,288	4,178,784
Mortgage note payable	23,998	23,998
Other financing and loan participation - commercial mortgage loans	47,181	37,903
Unsecured debt	98,645	148,594
Derivative instruments, measured at fair value	510	32,295
Interest payable	4,859	2,692
Distributions payable	36,801	30,346
Accounts payable and accrued expenses	13,568	12,705
Due to affiliates	19,754	17,538
Total liabilities	$4,574,215	$7,666,645
Commitment and contingencies (See Note 10)
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding as of June 30, 2022 and December 31, 2021	$6,975	$6,971
Redeemable convertible preferred stock Series D, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2021	—	89,684
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of June 30, 2022	89,748	—
Total redeemable convertible preferred stock	$96,723	$96,655
Equity:
Preferred stock, $0.01 par value, 10,000,000 authorized and none issued or outstanding as of June 30, 2022 and December 31, 2021, respectively	$—	$—
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of June 30, 2022 and December 31, 2021	258,742	258,742
Series F Preferred stock, $0.01 par value, 40,000,000 authorized, none issued or outstanding as of June 30, 2022, and 39,733,299 issued and outstanding as of December 31, 2021	—	710,431
Common stock, $0.01 par value, 900,000,000 shares authorized, 84,226,628 and 43,965,928 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	838	441
Additional paid-in capital	1,614,610	903,264
Accumulated other comprehensive income (loss)	—	(62)
Accumulated deficit	(288,986)	(167,179)
Total stockholders' equity	$1,585,204	$1,705,637
Non-controlling interest	5,764	5,764
Total equity	$1,590,968	$1,711,401
Total liabilities, redeemable convertible preferred stock and equity	$6,261,906	$9,474,701
______________________________________________________________________
(1) Includes $43.7 million and $187.0 million of cash held by servicer related to the CLOs as of June 30, 2022 and December 31, 2021, respectively, as well as $1.0 million and $65.3 million of RMBS principal paydowns receivable as of June 30, 2022 and December 31, 2021, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income:
Interest income	$70,213	$48,985	$145,471	$91,222
Less: Interest expense	32,807	12,637	55,287	24,006
Net interest income	37,406	36,348	90,184	67,216
Revenue from real estate owned	2,312	716	4,624	1,432
Total income	$39,718	$37,064	$94,808	$68,648
Expenses:
Asset management and subordinated performance fee	6,601	6,001	13,346	11,417
Acquisition expenses	319	169	634	322
Administrative services expenses	3,048	3,078	6,401	6,552
Professional fees	8,736	2,777	15,395	4,774
Depreciation and amortization	1,296	406	2,591	812
Other expenses	1,663	911	3,425	1,406
Total expenses	$21,663	$13,342	$41,792	$25,283
Other (income)/loss:
Provision/(benefit) for credit losses	$32,530	$(1,508)	$31,575	$(3,839)
Realized (gain)/loss on extinguishment of debt	(15)	—	(15)	—
Realized (gain)/loss on sale of commercial mortgage loans, held for sale	(39)	—	(39)	—
Realized (gain)/loss on sale of real estate owned assets, held for sale	—	(1,112)	—	(1,112)
Realized (gain)/loss on sale of commercial mortgage loans, held for sale, measured at fair value	1,833	(6,520)	(56)	(13,150)
Realized (gain)/loss on other real estate investments, measured at fair value	—	—	33	—
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	2,797	(625)	3,736	(1,104)
Unrealized (gain)/loss on other real estate investments, measured at fair value	—	(20)	(4)	(26)
Trading (gain)/loss	22,538	315	110,973	1,375
Unrealized (gain)/loss on derivatives	9,427	3,163	14,390	1,054
Realized (gain)/loss on derivatives	(25,193)	(281)	(59,223)	(2,259)
Total other (income)/loss	$43,878	$(6,588)	$101,370	$(19,061)
Income/(loss) before taxes	(25,823)	30,310	(48,354)	62,426
Provision/(benefit) for income tax	(114)	300	(138)	2,270
Net income/(loss)	$(25,709)	$30,010	$(48,216)	$60,156
Net income/(loss) applicable to common stock	$(32,664)	$22,998	$(76,182)	$46,402

Basic earnings per share	$(0.43)	$0.52	$(1.27)	$1.05
Diluted earnings per share	$(0.43)	$0.52	$(1.27)	$1.05
Basic weighted average shares outstanding	75,837,621	44,262,934	59,985,361	44,276,480
Diluted weighted average shares outstanding	75,837,621	44,278,939	59,985,361	44,292,427

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings as of June 30, 2022 and June 30, 2021 (amounts in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net Income	$(25,709)	$30,010	$(48,216)	$60,156
Adjustments:
CLO amortization acceleration (1)	3,202	(839)	2,225	(1,534)
Unrealized (gain)/loss on financial instruments (2)	12,224	2,518	18,122	1,299
Unrealized (gain)/loss reversal - ARMs	7,658	—	35,120	—
Incentive fees	(3,456)	2,104	(3,456)	3,765
Depreciation and amortization	1,296	406	2,591	812
Increase/(decrease) in provision for credit losses	32,530	(1,508)	31,575	(3,839)
Loan Workout Charges (3)	3,000	—	4,900	—
Realized trading and derivatives (gain)/loss on ARMs	(5,946)	—	22,082	—
Run Rate Distributable Earnings (4)	$24,799	$32,691	$64,943	$60,659
Realized trading and derivatives gain/(loss) on ARMs	5,946	—	(22,082)	—
Distributable Earnings	$30,745	$32,691	$42,861	$60,659
Average Equity	$1,470,643	$1,047,109	$1,495,106	$1,035,161
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	$4,842	$—	$9,683	$—
GAAP Net Income (Loss) ROE	(8.3)%	11.5%	(7.7)%	11.6%
Run-Rate Distributable Earnings ROE	5.4%	12.5%	7.4%	11.7%
Distributable Earnings ROE	7.0%	12.5%	4.4%	11.7%
GAAP Net Income Per Share, Fully Converted	$(0.34)	$0.52	$(0.64)	$1.05
Run-Rate Distributable Earnings Per Share, Fully Converted	$0.22	$0.57	$0.61	$1.06
Distributable Earnings Per Share, Fully Converted	$0.29	$0.57	$0.37	$1.06
___________________________________________________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our Distributable Earnings and Run-Rate Distributable Earnings as compared to effective yield methodology in our GAAP earnings.
(2) Adjusted for unrealized gain/loss on commercial mortgage loans, held for sale, measured at fair value and unrealized gain/loss on derivatives.
(3) Represents loan workout expenses the Company incurred, which the Company deems likely to be recovered and is non-recurring in nature.
(4) Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).